EXHIBIT 31.4

CERTIFICATION

I, James M. Marischen, certify that:

1.	I have reviewed Amendment No. 1 to the Form 10-K of Stifel Financial Corp.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  April 30, 2020

/s/ James M. Marischen
James M. Marischen Chief Financial Officer